Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2009 (May 1, 2009 as to the effects of the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements (SFAS 160), and related disclosure in Notes 2, 12 and 17), relating to the consolidated financial statements of Ohio Power Company Consolidated (which report expressed an unqualified opinion and included explanatory paragraphs concerning the adoption of new accounting pronouncements in 2007 and 2006 and retrospective adjustments related to the adoption of SFAS 160), appearing in the Current Report on Form 8-K of Ohio Power Company dated May 1, 2009, and our report dated February 27, 2009, relating to the consolidated financial statement schedule of Ohio Power Company Consolidated appearing in the Annual Report on Form 10-K of Ohio Power Company for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
August 25, 2009